UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2011

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At meetings of the Boards of Directors of Astoria Financial Corporation (the “Company”) and its wholly owned subsidiary, Astoria Federal Savings and Loan Association (the “Association”) held on June 15, 2011, the Boards of Directors of the Company and the Association each took the requisite action to appoint Monte N. Redman, 60, as President and Chief Executive Officer of both organizations, effective July 1, 2011.  Mr. Redman, who currently serves as President and Chief Operating Officer of both the Company and the Association, will be succeeding George L. Engelke, Jr., 72, currently Chairman and Chief Executive Officer of the Company and the Association, who announced his decision on January 26, 2011 to relinquish his position as Chief Executive Officer effective July 1, 2011.  Mr. Engelke will remain Chairman of the Board of Directors of both the Company and the Association.

Concurrently, the Boards of Directors of both organizations also took the requisite action to expand the size of their respective Boards of Directors to 10 members effective July 1, 2011 and elected Mr. Redman, to fill the vacant seats created thereby effective that date.  In each case, Mr. Redman was elected to the class of directors who will serve until the respective annual meeting of shareholders of the Company and the Association held in 2012, and, in each case, until his successor is duly elected and qualified.

Mr. Redman was not appointed to serve on any committees of the Board of Directors of the Company or the Association at this time.

A press release announcing Mr. Redman’s appointment to President and Chief Executive Officer and election to the Boards of Directors of the Company and the Association is attached as Exhibit 99.1 and is incorporated by reference herein.

For a discussion of related party transactions involving Mr. Redman, see the section of the Company’s definitive Proxy Statement, both dated and filed with the Securities and Exchange Commission on April 11, 2011 (File No. 001-11967), at pages 20 through 22, inclusive, entitled “Transactions with Certain Related Persons,” which, to the extent thereof, is incorporated by reference herein.

Mr. Redman’s compensation was adjusted effective, July 1, 2011, as follows:
a)	His salary was adjusted to $900,000 per year;
b)	His target incentive for the remainder of 2011 was adjusted to 70% of base salary pursuant to the Astoria Financial Corporation Executive Officer Annual Incentive Plan;
c)
A discretionary award of 65,000 shares of performance based restricted Company common stock (par value $0.01 per share) was granted pursuant to the Astoria Financial Corporation 2005 Re-Designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation, which was previously approved by the Company’s shareholders. Both the vesting and performance period of the grant is five years and the goal for performance purposes is to meet or exceed a 12% compound annual growth in tangible book value of Shareholders’ Equity per common shares, adjusted for cash common dividends paid, by the conclusion of the five year period. The shares include voting rights.  Dividends, if any, with respect to such shares will be accumulated and be subject to the same vesting and performance criteria as the shares themselves. The shares and related dividends will vest if the performance target is reached at the conclusion of the performance period, or earlier upon a Change of Control, as defined in the Plan. In the event Mr. Redman otherwise becomes entitled to severance benefits beyond Standard Termination Entitlements pursuant to the terms of his employment agreements with the Company and the Association or if he dies or become disabled prior to vesting, the award will remain outstanding subject to the performance and vesting conditions referenced above unless otherwise settled by the Corporation and Association pursuant to the terms of such employment agreements.

Mr. Engelke’s compensation was also adjusted effective July 1, 2011, as follows:
a)	His salary was adjusted to $750,000 per year,
b)	He will cease participation in the Astoria Financial Corporation Executive Officer Annual Incentive Plan for the remainder of 2011.
c)	He will remain an employee of the Association and Company subject to his existing employment agreements with the Company and Association.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is filed as part of this report:

Exhibit 99.1   Press release dated June 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Alan P. Eggleston
Alan P. Eggleston
Executive Vice President, Secretary and General Counsel

Dated: June 16, 2011

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release dated June 16, 2011.